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                                                                   EXHIBIT 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

        As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-8 of our report dated October 22, 2001 (except with respect to the matters discussed in Note 14, as to which the date is December 6, 2001) included in Sanmina-SCI Corporation's Form 10-K for the year ended September 29, 2001, and to all references to our Firm included in this registration statement.

        ARTHUR ANDERSEN LLP


        San Jose, California
        March 19, 2002